NON-REVOLVING LINE OF CREDIT PROMISSORY NOTE AMENDMENT NO. 2

This Non-Revolving Line of Credit Promissory Note Amendment No. 2 (the “Amendment”) is effective as of May 10, 2023, between Loop Media, Inc., a Nevada corporation (the “Borrower”) and Excel Family Partners LLLP and its successors and assigns (together with successors and assigns, the “Lender”). Each of the Borrower and Lender is a “Party” to this Amendment and together are “Parties.” Terms used herein but not otherwise defined herein have the meaning given to such terms in the Note (defined below).

WHEREAS, the Borrower has issued to Lender that certain Non-Revolving Line of Credit Promissory Note (the “Note”), dated as of April 25, 2022, in the principal amount of US$4,022,986.00.

WHEREAS, the Parties entered into a Non-Revolving Line of Credit Promissory Note Amendment effective as of December 14, 2022, agreeing that the Maturity Date of the Note shall be extended from eighteen (18) months from the date of the Note to twenty-four (24) months from the date of the Note;

WHEREAS, the Parties have agreed that the Maturity Date of the Note shall be further extended from twenty-four (24) months from the date of the Note to twenty-five (25) months from the date of the Note.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender agree as follows:

1.	Extension of Maturity Date.

The definition of “Maturity Date” in the Note is hereby removed and replaced in its entirety by the following:

“For purposes of this Note, the maturity date shall be twenty-five (29) months from the date of this Note (the “Maturity Date”).”

2.	Miscellaneous.

(a)	Governing Law. This Amendment will be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule.

(b)	Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(c)	Entire Agreement. This Amendment, together with the Note, constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

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20230508F

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

BORROWER

LOOP MEDIA, INC.

Address for Notice:

700 N. Central Avenue, Suite 430

Glendale, CA 91203

Email: neil@loop.tv; patrick@loop.com

By: /s/ Neil Watanabe

Name: Neil Watanabe

Title: CFO

Agreed to and accepted:

LENDER

Excel Family Partners, LLLP

Address for Notice:

103 Plaza Dr. Suite B

St. Clairsville, OH 43950

Email: bcassidysr@yahoo.com

By: Fortress Holdings, LLC, its General Partner

By: /s/ Bruce A. Cassidy, Sr.

Authorized Signatory: Bruce A. Cassidy, Sr.

Title: Manager

20230508F